Exhibit 99.1

Footnotes:

1.  Directly owned by Capital Z Partners III, L.P. ("Capital Z III Fund").

Capital Z Partners III GP, L.P. ("Capital Z III GP LP") is the general partner of Capital Z III Fund.  Capital Z Partners III GP, Ltd.

("Capital Z III GP LTD") is the general partner of Capital Z III LP and the ultimate general partner of Capital Z III Fund.  Capital Z Partners

Management, LLC ("CZPM") performs investment management services for

Capital Z III Fund.  CZPM, Capital Z III GP LP, Capital Z III LP LTD,

and Capital Z III Fund may be deemed to be part of a "group" (within the meaning of Rule 13d-5(b) under the Securities Exchange Act of 1934,

as amended (the "Exchange Act"), and incorporated by reference in

Rule 16a-1 of the Exchange Act); but each individual entity described above disclaims beneficial ownership of the securities held by any other entity except to the extent of any indirect pecuniary interest therein (within the meaning of Rule 16a-1 of the Exchange Act) in an indeterminate portion of the securities beneficially owned by such other entity.

2.  Represents securities of the Issuer held directly by Capital Z

Financial Services Fund II, L.P. ("Capital Z Fund"), Capital Z Financial

Services Private Fund II, L.P. ("Capital Z Private Fund"), and CZPM.

The sole general partner of Capital Z Fund and Capital Z Private Fund is

Capital Z Partners, L.P. ("Capital Z GP LP").  The sole general partner of Capital Z GP LP is Capital Z Partners, Ltd. ("Capital Z GP LTD").

CZPM performs investment management services of Capital Z Fund and

Capital Z Private Fund.  By reason of the provisions of Rule 16a-1 of the Exchange Act, Capital Z GP LP, Capital Z GP LTD, and CZPM may be

deemed to be the beneficial owners of the securities held by Capital Z Fund and Capital Z Private Fund and, with respect to Capital Z GP LP, and

Capital Z GP LTD, also held by CZPM although Capital Z GP LP, Capital Z

GP LTD, and CZPM disclaim beneficial ownership of such securities,

except with respect to the securities of the Issuer held directly by each and to the extent of any indirect pecuniary interest therein

(within the meaning of Rule 16a-1 of the Exchange Act) in an indeterminate portion of the securities beneficially owned by

Capital Z Fund and Capital Z Private Fund.

3.  Bradley E. Cooper, a director of NewStar Financial, Inc., is a limited partner of both Capital Z III GP LP and Capital Z GP LP,

and he is an officer and co-owner of CZPM.  Mr. Cooper disclaims beneficial ownership of such securities except to the extent of any indirect pecuniary interest therein.